Exhibit 23.1





             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


     We consent to incorporation by reference in the Registration Statement on Form S-3 of Res-Care, Inc. of our report dated February 26, 1997, with respect to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which reports appear in the Form 10-K for the year ended December 31, 1996.



                                           /s/ KPMG PEAT MARWICK LLP



July 29, 1997